EXHIBIT 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of April 15, 2009 (the “Agreement”) by and between China Recycling Energy Corporation, a Nevada corporation (the “Company”), on the one hand, and Great Essential Investment, Ltd. (the “Investor”), on the other hand.

The Agreement is made pursuant to that Share Purchase Agreement dated as of April 15, 2009 (the “Purchase Agreement”) by and among the Company and its subsidiaries and the Investor, which provides for, among other things, the issuance and sale 2,352,941 shares (the “Shares”) of common stock, US$0.001 par value, of the Company (the “Shares”).

As an inducement to the Investor to enter into the Purchase Agreement, and in satisfaction of one of the conditions to the obligations of the Investor thereunder, the Company agrees with the Investor as follows:

Section 1.	Definitions.

As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that (a) directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, (b) is an officer, director, general partner, trustee or manager of such Person, or of a Person described in clause (a) of this sentence, or (c) is a Relative of such specified Person or of an individual described in clause (a) or (b) of this sentence.  As used in this definition, “Relative” means with respect to any individual, (i) such individual’s spouse, (ii) any direct descendent, parent, grandparent, great grandparent or sibling (in each case, whether by blood or adoption) of such individual or such individual’s spouse, and (iii) any spouse of a Person described in clause (ii) of this sentence.

“Business Day” means any day other than a Saturday or Sunday or any day on which banks in the State of New York are required or authorized to be closed.

“Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

“Closing Date” has the meaning set forth in the Subscription Agreement.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Deemed Underwriter Inspectors” shall have the meaning set forth in Section

“Effective Date” shall have the meaning set forth in Section 2(a).

“Effectiveness Date” means, with respect to the Registration Statement required to be filed pursuant to Section 2 hereunder, the earlier of (a) the 120th calendar day following the Filing Date (or 150th calendar day following the Filing Date in the event of a full review by the Commission) and (b) the fifth (5th) Business Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Electing Holder” shall have the meaning set forth in Section 3(a).

“Event” shall have the meaning set forth in Section 2(h).

“Event Date” shall have the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Filing Date” means, with respect to the Registration Statement required to be filed pursuant to Section 2 hereunder, unless such other date is agreed to by the Holders, in its sole discretion, the earlier of (A) the date on which such Registration Statement is deemed to be filed initially with the Commission and (B) (i) the 120th calendar day following the Holder’s exercise of a mandatory registration right pursuant to Section 2(a) hereof.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.

“Holders” means the Investor or any transferee of such Registrable Shares and the rights under this Agreement pursuant to Section 10 hereof

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Permitted Free Writing Prospectus” shall have the meaning set forth in Section 6.

“Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Shares” means shares of Common Stock which have registration rights pursuant to any agreement with the Company, including the Restricted Shares.

“Registration Statement” means, as the context requires, the registration statement required to be filed pursuant to Section 2 or Section 3 hereunder, including any applicable Prospectus, amendments and supplements to the registration statement or applicable Prospectus, including pre- and post-effective amendments, and all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Restricted Shares” means shares of Common Stock issued under the Purchase Agreement.  As to any particular Restricted Shares held by a Holder, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) all such shares of Common Stock have been disposed of pursuant to such effective registration statement, (ii) all such shares of Common Stock are eligible to be sold or distributed pursuant to Rule 144(k) in a single transaction by the Holders, or (iii) they shall have ceased to be outstanding.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (including, without limitation, Rule 144A).

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holders” has the meaning set forth in the Preamble to this Agreement.

“Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Trading Day” means a day on which the Common Stock is trading on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Market, or the OTC Bulletin Board.

Section 2.	Mandatory Registration.

(a)           Subject to Section 4.7 of the Purchase Agreement, upon the written request of the Holders of not less than 5,000,000 Registrable Shares, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers or sales of the Registrable Shares, for such other means of distribution of Registrable Shares as the Holders may specify.  The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Shares on Form S-3, in which case the Registration Statement shall be on another appropriate form in accordance herewith).  If the Company is not eligible to register for resale the Registrable Shares on Form S-3, the Company shall not be obligated to file more than three (3) Registration Statements pursuant to this Section 2(a).

Subject to Section 2(b), the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act (unless it becomes effective automatically upon filing) as promptly as possible after the filing thereof (but such effectiveness date shall not be later than the Effectiveness Date), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until such date when there are no longer any Registrable Shares outstanding (the “Effectiveness Period”).  The Company shall telephonically request effectiveness of the Registration Statement (unless it becomes effective automatically upon filing) as of 5:00 pm Eastern Standard Time on a Trading Day.  The Company shall promptly notify the Holders via facsimile or email of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission (if possible, otherwise as soon as practicable on the following Trading Day), which shall be the date requested for effectiveness of a Registration Statement (the “Effective Date”), unless the Registration Statement becomes automatically effective upon filing, in which case the “Effective Date” shall be the date on which the Registration Statement was filed.  The Company shall, by 9:30 am Eastern Standard Time on the Trading Day immediately after the Effective Date, file a Rule 424(b) prospectus with the Commission.

(b)           If: (1) the Registration Statement is not filed on or prior to the Filing Date (it being understood that if the Company files the Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 4(c), the Company shall not be deemed to have satisfied Section 2(b)(1)); or (2) the Registration Statement does not become automatically effective or is not declared effective by the Commission on or before the Effectiveness Date or (3) after the Effective Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Shares for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Shares in either event for thirty (30) consecutive calendar days during any 12-month period (provided, no suspension period may begin until at least twelve (12) months have passed since any previous suspension period) (any such failure or breach being referred to as an “Event,” and for purposes of Section 2(b)(1) or Section 2(b)(2) the date on which such breach occurs, and for purposes of Section 2(b)(3) the date on which such thirty (30) calendar day period is exceeded, being referred to as an “Event Date”), then in addition to any other rights or remedies the Holders may have hereunder or under applicable law, the Holders shall receive from the Company, on the Event Date and each thirty (30) day anniversary of the Event Date until the applicable Event is cured with respect to each Restricted Share, as liquidated damages and not as a penalty, cash in an amount equal to 1.0% of the purchase price paid for the  shares of Common Stock purchased under the Purchase Agreement (or a pro rata portion thereof if the period is less than thirty (30) calendar days); provided, however, that in no event shall the aggregate amounts paid as liquidated damages exceed 1.0% in any thirty (30) calendar day period.  For purposes of the preceding sentence, the applicable Event shall be deemed to be cured on: (x) in the case of Section 2(b)(1), the date on which such Registration Statement is filed, (y) in the case of Section 2(b)(2), the date on which such Registration Statement becomes effective and (z) in the case of Section 2(b)(3), the date on which such Registration Statement becomes effective again or any Prospectus becomes usable again, as applicable.  Such payments shall be made to the Investor in cash not later than three (3) Business Days following the Event Date or end of each thirty (30) calendar day period, as applicable.

(c)           In the event that, in the reasonable judgment of the Company, it is advisable to suspend use of a Registration Statement or Prospectus therein due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify the Holders to such effect, and, upon receipt of such notice, the Holders shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement and/or Prospectus until the Holders have received copies of a supplemented or amended prospectus or until the holders are advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.  Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under the preceding sentence to suspend sales of Registrable Shares for a period in excess of sixty (60) consecutive calendar days during any 12-month period; provided, no suspension period may begin until at least twelve (12) months have passed since any previous suspension period.

(d)           The Holders acknowledge that the SEC has recently given enhanced scrutiny to registration statements attempting to register the resale of shares obtained by purchasers in private placements and that such SEC reviews have resulted in registrants being denied the use of Rule 415(a)(1)(i).  Accordingly, the Holders agree that (i) the Company shall not be obligated to pay any amount of liquidated damages under subsection (b) above in the event a Registration Statement is not declared effective on or prior to the Event Date solely as a result of or in connection with a determination by the SEC that either the Company or the Holders are ineligible to rely on Rule 415(a)(l)(i) under the Securities Act with respect to the registration of any of the Registrable Securities for resale by the Holders on a continuous or delayed basis; provided, that the Company shall thereafter use its commercially reasonable efforts to find alternative methods to register the Registrable Securities with the SEC for resale; and (ii) in the event the Company, after conducting a pre-filing conference with the SEC, if possible, reasonably determines that it is unable to, or it is inadvisable for the Company to attempt to, register all of the Registrable Securities in a single Registration Statement, the Company may elect to fulfill the registration requirements of this Agreement by registering the Registrable Securities in two or more Registration Statements, provided that the Company shall use its best efforts to file each subsequent Registration Statement no later than the earlier of (A) 60 days following the date on which the last of the Registrable Securities registered under the preceding Registration Statement were sold or (B) 6 months following the date on which the preceding Registration Statement was declared effective.

Section 3.	Incidental Registration.

(a)           Subject to Section 4.7 of the Purchase Agreement, if at any time from and after the date hereof, the Company proposes to register any of its securities under the Securities Act (other than (A) any registration of public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee benefit or similar plan or any dividend reinvestment plan, or (y) pursuant to a S-4 registration in connection with the acquisition of the Company, or (B) pursuant to Section 2 hereof), either in connection with a primary offering for cash for the account of the Company or a secondary offering, the Company will, each time it intends to effect such a registration, give written notice to all Holders at least ten (10) but no more than thirty (30) business days prior to the expected initial filing of a Registration Statement with the Commission pertaining thereto, informing such Holders of its intent to file such Registration Statement, the expected filing date, and of the Holders’ rights to request the registration of the Registrable Shares held by such Holder (the “Company Notice”).  Upon the written request of any Holder made within ten (10) business days after any such Company Notice is given (which request shall specify the Registrable Shares intended to be disposed of by such Holder or its transferees and, unless the applicable registration is intended to effect a primary offering of Shares for cash for the account of the Company, the intended method of distribution thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been so requested to register by such Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company’s intended method of distribution) of the Registrable Shares so requested to be registered, including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Shares requested to be included in such Registration Statement for the same period as the delay in registering such other securities.  The registration rights granted pursuant to the provisions of this Section 3(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Agreement.

(b)           The Company shall be required to include in the registration pursuant to this Section 3 the percentage of the Registrable Shares held by the Holders in such registration as will equal the fraction, (x) the numerator of which shall be the number of all the Registrable Shares and (y) the denominator of which shall be the number of shares of the outstanding capital stock of the Company on a fully-diluted basis, in each case, immediately prior to the effectiveness of such registration statement.  The number of Registrable Shares to be included in the Incidental Registration shall be allocated pro rata among the Holders thereof requesting inclusion in such registration on the basis of the number of securities requested to be included by all such Holders.

(c)           If the registration pursuant to this Section 3 is underwritten and in the good faith judgment of the managing underwriter the inclusion of the Registrable Shares requested to be registered would interfere with the successful marking of the offering, then the number of Registrable Shares to be included in the offering will be reduced to such smaller number with the participation in the offering to be in the following order of priority: (1) first, the securities to which the Company proposes to sell for its own account, (2) second, the shares of Registrable Shares requested by the Holders to be included in such registration , pro rata among the Holders thereof requesting inclusion in such registration on the basis of the number of securities requested to be included by all such Holders, and (3) third, any other securities requested to be included.

Section 4.	Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of the Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a)           mail a registration questionnaire to the Holders requesting information regarding prospective selling shareholders as may be reasonably necessary to the Company’s preparation of a registration statement.  The Holders shall have at least ten (10) calendar days from the date on which registration questionnaire is first mailed to the Holders to return a completed and signed registration questionnaire to the Company.  The term “Electing Holder” shall mean any Holder that has returned a completed and signed registration questionnaire to the Company in accordance with this Section 3(a);

(b)           use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective until all of such Registrable Shares have been disposed of;

(c)           furnish, at least five (5) Business Days before filing of the Registration Statement or other registration statement that registers such Registrable Shares, the Prospectus or other prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to the Electing Holders and any counsel of such holders copies of all such documents proposed to be filed which documents shall be subject to review thereof.  If any such Registration Statement refers to any Electing Holder by name or otherwise as the holder of any securities of the Company, then such Electing Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Electing Holder, to the effect that the holding by such Electing Holder of such securities is not to be construed as a recommendation by such Electing Holder of the investment quality of the Company’s securities covered thereby or (ii) in the event that such reference to such Electing Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Electing Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time such reference ceases to be required;

(d)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to ensure the inclusion of all Registrable Shares in such applicable registration statement and/or prospectus and as may be necessary to keep such registration statement effective until all of such Registrable Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares; cause the related Prospectus or other prospectus to be amended oz supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and respond as promptly as reasonably possible to any comments received from the Commission with respect to such Registration Statement or other registration statement or any amendment thereto;

(e)           notify the Electing Holders immediately at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Electing Holders prepare and furnish to such Electing Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f)           from the date hereof until all of such Registrable Shares have been disposed of, the Company shall promptly take such action as may be necessary, including preparing a post-effective amendment or supplement to the Registration Statement or Prospectus, or any document incorporated therein by reference, so that (i) each of the Registration Statement and any amendment thereto and the Prospectus and any amendment or supplement thereto (and each report or other document incorporated by reference therein in each case) complies in all respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) each of the Prospectus and any amendment or supplement to the Prospectus does not at any time prior to the disposal of all of such Registrable Shares include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)           notify in writing the Electing Holders participating in such registration and their counsel (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (iv) of the existence of any fact or the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405;

(h)           use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Holders; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4(h);

(i)           without limiting Section 4(h), use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Electing Holders to consummate the disposition of such Registrable Shares;

(j)           use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest practicable moment;

(k)           furnish to the Electing Holders such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Electing Holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(1)           in connection with any underwritten offering:

(i)           use its best efforts to obtain from its independent certified public accountants comfort letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters and deliver such letters to any applicable underwriters;

(ii)           use its best efforts to obtain from its counsel an opinion or opinions in customary form and deliver such opinions to any applicable underwriters;

(iii)           issue and deliver customary officer’s and other closing certificates to any applicable underwriters;

(iv)           promptly issue to any underwriter to which the Electing Holders may sell shares in such offering, certificates evidencing such Registrable Shares;

(v)           the Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the applicable underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment;

(m)           if an Electing Holder is or is to be identified by the Commission or the NASD as an “underwriter”, at the request of such Electing Holder, the Company shall (A) furnish to such Electing Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Holders may reasonably request (i) a comfort letter from the Company’s independent certified public accountants at customary times in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders, and (ii) an opinion of counsel representing the Company for purposes of such Registration Statement at customary times in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holders, and (B) permit such Electing Holder to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, subject to review by the Company and their counsel after consultation with such holder.  Notwithstanding anything herein to the contrary, no Electing Holder shall be designated as an “underwriter” by the Company in any Registration Statement without the consent of such Electing Holder;

(n)           provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(o)           otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(p)           if requested by an Electing Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Electing Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement reasonably requested by such holder;

(q)           otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby; and

(r)           in connection with the due diligence efforts of any Electing Holder who is or is to be identified as an “underwriter,” the Company shall make available for inspection during business hours and upon reasonable advance request by (i) any Electing Holder, (ii) counsel for such Electing Holder and (iii) one firm of accountants or other agents retained by such Electing Holder (collectively, the “Deemed Underwriter Inspectors”), all Records, as shall be reasonably deemed necessary by each Deemed Underwriter Inspector, and cause the Company’s officers, directors and employees to supply all information which any Deemed Underwriter Inspector may reasonably request.

The Company shall not permit any officer, director, underwriter, broker, or any other Person acting on behalf of the Company to use any Free Writing Prospectus in connection with the Registration Statement covering Registrable Shares, without the prior written consent of the holders of a majority of the Registrable Shares, which consent shall not be unreasonably withheld or delayed.  Any consent to the use of a Free Writing Prospectus included in an underwriting agreement to which the Electing Holders are parties shall be deemed to satisfy the requirement for such consent.  The Holders, upon receipt of any notice from the Company of any event of the kind described in Sections 4(e) or 4(g), shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Sections 4(e) or 4(g), and, if so directed by the Company, the Holders shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 5.	Expenses.

All expenses incurred by the Company, and all expenses separately incurred by the Holders, in complying with their obligations pursuant to the Agreement and in connection with the registration and disposition of Registrable Shares, including, without limitation, all registration and filing fees (including all filing fees incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants and the Holders’ counsel shall be paid by the Company, including all underwriting fees and expenses (including legal expenses and expenses of the Company’s other advisors); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall be borne by the Holders in the applicable underwritten offering.

Section 6.	Indemnification.

(a)           In connection with any registration of any Registrable Shares under the Securities Act pursuant to the Agreement, the Company shall indemnify and hold harmless the Holders, its officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other Person acting on behalf of the Holders and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company or relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based solely upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement, Issuer Free Writing Prospectus or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by the Holders specifically for use in the preparation thereof or for any Holder’s failure to deliver a prospectus, Issuer Free Writing Prospectus or for selling any shares of Common Stock pursuant to such prospectus after the Company has provided to the Holders written notice of the Company’s receipt of a stop order relating to such Registration Statement or for selling any shares of Common Stock pursuant to such prospectus after the Holders have received written notice pursuant to Sections 4(e) or 4(g).

(b)           In connection with any registration of Registrable Shares under the Securities Act pursuant to the Agreement, each Electing Holder shall severally (based on the percentage of all Registrable Shares included in such registration that were owned by such holder) and not jointly and severally indemnify and hold harmless the Company, each director of the Company, each employee and advisor of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the Holders, the Affiliates of each of the foregoing, and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or Issuer Free Writing Prospectus or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Electing Holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement, document or Issuer Free Writing Prospectus; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each Electing Holder, to an amount equal to the gross amount actually received by such Electing Holder from the sale of Registrable Shares effected pursuant to such registration.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 5, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action.  The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder.  In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder.  If the indemnifying party assumes the defense of a claim, the indemnified party shall agree to any settlement, compromise or discharge of a claim that the indemnifying party may recommend that has as the sole remedy monetary damages, that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such claim, and that has no finding or admission of any violation of any law or regulation or of the rights of any Person and no effect on any other claims that may be made against the indemnified party.  If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d)           If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just and equitable if contribution pursuant hereto does not take account of the equitable considerations referred to herein.  No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

(e)           Notwithstanding any other provision of this Section 6, in no event will any Electing Holder be required to undertake any liability or obligation under this Section 6 for an aggregate amount in excess of the dollar amount of the proceeds (after deducting any fees, discounts and commissions applicable thereto) received by such Electing Holder from the sale of such Electing Holder’s Registrable Shares giving rise to such liability or obligation (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission).

(f)           The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have to any indemnified party and the obligations of any indemnifying party under this Section 6 shall be in addition to any liability that such indemnifying party may otherwise have to the Company.  The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity.

Section 7.      Free Writing Prospectus.  Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to or distributed, and agrees that it will not prepare or have prepared on its behalf or use or refer to or, except as contemplated by the Agreement, distribute, any Free Writing Prospectus with respect to the sale of its Registrable Shares pursuant to the Registration Statement, in each case, without the prior written consent of the Company not to be unnecessarily withheld and, in connection with any underwritten offering, the underwriters.  Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

Section 8.	Exchange Act Compliance.

The Company shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144.  The Company shall cooperate with the Holders in supplying such information as may be necessary for the Holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of any legend to the extent that such legend is permitted to be removed in accordance with the terms of Rule 144, the Agreement and the other applicable rules and regulations.

Section 9.	Remedies.

The Company acknowledges and agrees that any failure by the Company to comply with its obligations under the Agreement may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holders or any holder of Registrable Shares may obtain such relief as may be required to specifically enforce the Company’s obligations hereunder.  The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 10.	Benefits of Agreement; Third Party Beneficiaries.

Except as provided herein, the Agreement shall bind and inure to the benefit of the Company, the Holders and subject to Section 10, the respective successors and permitted assigns of the Company and the Holders.

Section 11.	Assignment.

The Holders may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to the Agreement agreeing to be treated as a Holder whereupon such purchaser or transferee shall have the benefits and liabilities of, and shall be subject to the restrictions contained in, the Agreement as if such purchaser or transferee was originally included in the definition of a Holder herein and had originally been a party hereto.

Section 12.	Entire Agreement.

The Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 13.    Other Registration Rights.  The Company will not, on or after the date of the Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in the Agreement or otherwise conflicts with the provisions hereof The Company shall not permit any securities other than the Registrable Shares to be included in any Registration Statement without the prior written consent of the Holders and upon terms reasonably acceptable to the Holders.

Section 14.	Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, electronic transmission, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)           if to the Company, to:

Room 909, Tower B
Chang’an Metropolis Center No.
88 Nanguanzheng Street Xi’an
710068, China
Attention:  Mr. Guohua Ku
Tel: +86 (29) 8765-1096
Fax: +86 (29) 8765-1099

(ii)           if to the Investor, to:

Great Essential Investment, Ltd
Akara Building, 24 De Castro Street
Wickhams Cay 1
Road Town Tortola
British Virgin Islands
Attention: Mr. Jinghe Dong
Tel:  86-29-8187-8609
Fax: 86-29-8187-8609

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following such dispatch and (c) in the case of email, upon receipt of acknowledgement of receipt (d) in the case of mailing, on the fifth Business Day after the posting thereof.

Section 15.	Modifications; Amendments; Waivers.

The terms and provisions of the Agreement may not be modified or amended except pursuant to a writing signed by the Company and the Holders.  Any waiver of any provision of the Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver.

Section 16.	Counterparts; Facsimile Signatures.

The Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 17.	Headings.

The headings of the various sections of the Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of the Agreement.

Section 18.	Governing Law.

The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

Section 19.	Severability.

It is the desire and intent of the parties that the provisions of the Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of the Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 20.    Survival.  The respective indemnities, agreements, representations, warranties and other provisions set forth in the Agreement or made pursuant hereto shall remain in full force and effect, and shall survive the transfer and registration of the Registrable Shares of the Holders.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

CHINA RECYCLING ENERGY CORPORATION

By:	/s/ Guohua Ku
Name:	Guohua Ku
Title:	Chief Executive Officer

GREAT ESSENTIAL INVESTMENT, LTD.

By:	/s/ Jinghe Dong
Name:	Jinghe Dong
Title:	Executive Director